INFORMATION TECHNOLOGY INC.
                            EQUIPMENT SALE AGREEMENT

Agreement made between Information Technology, Inc. (the "Vendor"), and the "Customer" identified below.


I. PURCHASE

         1.1 Customer hereby purchases from Vendor and Vendor hereby sells to Customer the equipment identified in Appendix A (the "Equipment"), upon the terms set forth in this agreement.

II. DELIVERY

         2.1 Delivery and installation of the Equipment will be made by the manufacturer of the Equipment identified in Appendix A (the "Manufacturer"), at Customer's address set forth below. Customer agrees to have a site adequately and properly prepared, in accordance with Manufacturer's instructions, to receive and accept delivery of the Equipment. In no event shall Vendor be responsible to Customer for any delays in delivery or installation or any damages to Customer resulting from such delays.

III. CONSIDERATION

         3.1 PURCHASE PRICE. As and for the purchase price for the Equipment, Customer agrees to pay Vendor and Vendor agrees to accept from Customer, the purchase price specified in Appendix A.

         3.2 TAXES AND OTHER CHARGES. In addition to the purchase price, Customer shall pay all transportation charges and all taxes (including, without limitation, sales, use, privilege, ad valorem or excise taxes) and customs duties paid or payable by Vendor, however designated, levied or based on amounts payable to Vendor under this agreement, but exclusive of federal, state and local taxes based on Vendor's net income. If additional labor and rigging are required for installation due to Customer's special site requirements, Customer will pay those costs, including costs to meet union or local law requirements. Customer shall not deduct from payments to Vendor any amounts paid or payable to third parties for transportation charges, customs duties or taxes, however designated.

         3.3 MANNER OF PAYMENTS. The purchase price and other charges arising under this agreement shall be payable by Customer to Vendor in the following manner

            (A) A percentage of the purchase price, as specified in Appendix A, shall be payable upon execution of this agreement by Customer; the receipt or deposit of such payment, however, shall not constitute Vendor's acceptance of this agreement.

            (B)  The  balance  of  the  purchase   price,   together   with  any
         transportation charges and any taxes and duties theretofore incurred by Vendor, shall be payable upon delivery of the Equipment to Customer.

            (C) Any taxes, duties, or other charges incurred by Vendor following delivery of the Equipment shall be payable within ten (10) days of receipt by Customer of Vendor's invoice therefor.

         3.4 CURRENCY. The purchase price and any other charges arising under this agreement shall be invoiced and be payable in U.S. Dollars.

         3.5 LATE PAYMENT. Customer shall pay a late payment charge of one and one-half percent (1-1/2%) per month, or the maximum late payment charge permitted by applicable law, whichever is less, on any amount payable by Customer under this Agreement and not paid when due. Said late payment charge shall be applied for each calendar month (or fraction thereof) that such payment is not made following its due date.

IV. TITLE

         4.1 Until such time as the purchase price and any other charges payable to Vendor as of the date of delivery have been paid in full, the Equipment and all instruction manuals therefor shall remain the property of Vendor and, at the option of Vendor, shall be returned to Vendor at Customer's expense in the event the purchase price is not paid as hereinabove provided.

V. SECURITY

         5.1 Vendor reserves and Customer grants to Vendor a security interest in the Equipment as security for the performance by Customer of its obligations hereunder including, but not limited to, payment of the purchase price and other charges as specified in Section III above. A copy of this agreement may be filed in appropriate filing offices at any time after signature by Customer as a financing statement or Vendor may require and Customer shall execute a separate financing statement for purposes of perfecting Vendor's security interest granted pursuant to the provisions of this paragraph.


VI. CUSTOMER OBLIGATIONS

         6.1 RISK OF LOSS. From and after the date of delivery, the risk of loss or damage to the Equipment shall be on the Customer.

         6.2 OPERATION. Customer acknowledges and agrees that it is exclusively responsible for the operation, supervision, management and control of the Equipment, including, but not limited to, providing adequate training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use. Vendor shall have no responsibility or liability for Customer's selection or use of the Equipment or any associated equipment.

VII. WARRANTIES

         7.1 WARRANTY. Vendor warrants to Customer that it has the right to transfer title of the Equipment to Customer. Vendor's sole liability under this warranty shall be to obtain any title or authorization necessary to transfer such title to Customer.

         7.2 DISCLAIMER. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES AND NO OTHER WARRANTY IS EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         7.3 MANUFACTURER'S WARRANTY. Customer expressly understands and agrees that warranties regarding patents, materials, workmanship or use of the Equipment (the "Manufacturer's Warranty"), if any, are made exclusively by the Manufacturer and not by Vendor, and if made, shall be encompassed within a separate agreement. Customer's exclusive remedy under Manufacturer's Warranty shall be as provided therein and shall lie exclusively against and be obtainable only from the Manufacturer, and Customer expressly agrees that it shall have no claim or cause of action against Vendor in the event the Manufacturer is for any reason unwilling or unable to perform under the terms of Manufacturer's Warranty.

         7.4 LIMITATION OF LIABILITY. Customer expressly agrees that Vendor's responsibilities in the event of its breach of the warranties contained in paragraph 7.1 of this agreement are as set forth in said paragraph. Vendor's liability for damages, regardless of the form of action shall not exceed the purchase price set forth in Appendix A to this agreement and shall arise only if the remedies set forth in paragraph 7.1 are not fulfilled by Vendor. Customer further agrees that Vendor will not be liable for any lost profits, or for any claim or demand against Customer by any other party. IN NO EVENT WILL VENDOR BE LIABLE FOR CONSEQUENTIAL DAMAGES EVEN IF VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action, regardless of form, arising out of the transactions under this agreement, may be brought by either party more than one
(1) year after the cause of action has accrued, except that an action for non-payment may be brought within one (1) year after the date of the last payment.

THE CUSTOMER'S REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE.

VIII. DEFAULT

         8.1 REMEDY. Upon the occurrence of an event of default, as hereinafter defined, by Customer, if the Equipment has theretofore been delivered, Vendor may recover, together with any incidental damages, any unpaid portion of the purchase price of the Equipment as specified in Appendix A hereto. If the Equipment has not been delivered, in which event Vendor may withhold delivery of such Equipment, or if the Equipment is returned to Vendor upon Vendor's election pursuant to Section IV, Vendor shall resell the Equipment. Upon such resale, Vendor shall recover from Customer the difference between the unpaid portion of the purchase price, as specified in Appendix A, and the resale price, together with any incidental damages, including expenses of resale, sustained by Vendor by reason of Customer's breach. If the resale price exceeds the unpaid portion of the purchase price and Vendor's incidental damages, Vendor shall remit the excess to Customer.

         8.2 EVENTS OF DEFAULT. As utilized in this agreement, an event of default is defined as any of the following:

            (A) Customer's failure to pay any amounts required to be paid to Vendor under this agreement on a timely basis;

            (B) Until the purchase price has been paid in full, any attempt by Customer to assign, sell, mortgage, or otherwise convey the Equipment;

            (C) Prior to the payment in full of the purchase price, Customer causing or permitting any encumbrance, of any nature whatsoever, to attach to Customer's interest in the Equipment in favor of any person or entity other than Vendor;

            (D) The entry of any order for relief under any provision of the federal bankruptcy code in any bankruptcy proceedings initiated by or against Customer; or

            (E) Customer's breach of any of the terms of conditions of the agreement.

IX. GENERAL

         9.1 TITLES. Titles and paragraph headings are for reference purposes only and are not to be considered a part of this agreement.

         9.2 FORCE MAJEURE. No party shall be liable for delay in performance hereunder due to causes beyond its control, including but not limited to acts of God, fires, strikes, delinquencies of suppliers, intervention of any governmental authority or acts of war, and each party shall take steps to minimize any such delay.

         9.3 WAIVER. No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the party to be charged therewith.


         9.4 SEVERABILITY. In the event that any provision of this agreement shall be illegal or otherwise unenforceable, such provision shall be severed from this agreement and the entire agreement shall not fail on account thereof, the balance of the agreement continuing in full force and effect.

         9.5 NOTICES. Any notice which either party hereto is required or permitted to give hereunder shall be addressed to the party to be charged therewith at the address set forth below and shall be given by certified or registered mail. Any such notice shall be deemed given on the date of deposit in the mail.

         9.6 ENTIRE AGREEMENT. THE PARTIES HERETO ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT AND ANY MODIFICATIONS MADE PURSUANT TO IT CONSTITUTE THE COMPLETE AND EXCLUSIVE WRITTEN EXPRESSION OF THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDE ALL PRIOR OR CONTEMPORANEOUS PROPOSALS, ORAL OR WRITTEN, UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS, WARRANTIES, COVENANTS, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THIS AGREEMENT MAY NOT IN ANY WAY BE EXPLAINED OR SUPPLEMENTED BY A PRIOR OR EXISTING COURSE OF DEALINGS BETWEEN THE PARTIES, BY ANY USAGE OF TRADE OR CUSTOM, OR BY ANY PRIOR PERFORMANCE BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT OR OTHERWISE. IN THE EVENT CUSTOMER ISSUES A PURCHASE ORDER OR OTHER INSTRUMENT COVERING THE EQUIPMENT HEREIN SPECIFIED, IT IS UNDERSTOOD AND AGREED THAT SUCH PURCHASE ORDER OR OTHER INSTRUMENT IS FOR CUSTOMER'S INTERNAL USE AND PURPOSES ONLY AND SHALL IN NO WAY AFFECT ANY OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

         9.7 GOVERNING LAW. This agreement is accepted in the State of Nebraska, and shall be enforced in accordance with and governed by the laws of the State of Nebraska.

         9.8 CHOICE OF FORUM. Any action arising out of or related to this agreement or the transaction herein described, whether at law or in equity, may be instituted in and litigated in the state or federal courts of the State of Nebraska. In accordance herewith, the parties hereto submit to the jurisdiction of the courts of said state. Any party being not a resident of Nebraska at the time of suit hereby appoints the Secretary of State of Nebraska as its agent for receipt of service of process.

         9.9 ATTORNEY'S FEES. In the event that any action or proceeding is brought in connection with this agreement the prevailing party therein shall be entitled to recover its costs and reasonable attorney's fees.

         9.10 EFFECTIVE DATE. This agreement shall be effective on the date accepted and executed by an authorized representative of Vendor.

CUSTOMER:                                   VENDOR:

FIRST NATIONAL BANK OF CENTRAL CALIFORNIA
------------------------------------------  INFORMATION TECHNOLOGY, INC.

Signature: /S/ Philip L. Griffin            Signature: /s/ Michael K. Young
           -------------------------------             -------------------------

Name:      Philip L. Griffin                Name:      Michael K. Young
      ------------------------------------        ------------------------------

              Vice President/
Title:     Information Services             Title:     Vice President
       -----------------------------------           ---------------------------


Address:   307 MAIN STREET                  Address:   1345 Old Cheney Road
         ---------------------------------
           SALINAS, CA 93901                           Lincoln, NE 68512
         ---------------------------------

Date:      March 22, 1995                   Date Accepted: 6-29-95
         ---------------------------------                 ---------------------

                                   APPENDIX A

                               EQUIPMENT AND TERMS


1. MANUFACTURER. The Manufacturer of the Equipment subject to this agreement is:

                               Unisys Corporation

2. PURCHASE PRICE: The purchase price for the Equipment is $97,269. 0% thereof shall be payable upon execution of this agreement, the balance upon delivery of the Equipment.

3. EQUIPMENT. The Equipment subject to this agreement consists of the following:



HARDWARE:


                                                                UNIT    TOTAL
 QTY   STYLE            DESCRIPTION                            PRICE    PRICE
 ------------------------------------------------------------------------------
  1   X601-ICP         HLCN ICP Control                    $  6,000   $  6,000
  2   CWD 4661210-DL   (10 Units) Diskless 486 66 Mhz         7,727     15,454
                       System with DOS/Windows
  8   CWD 4661201-DL   Diskless 486 66 Mhz System               839      6,712
                       with DOS/Windows
 28   2102013460       10" Color SVGA Monitor                   649     18,172
  2   CWD 4010-PAK     (10 Units) Package Accessory Kit:        750      1,500
                                Keyboard
                                Mouse
                                Documentation
  8   CWD 4001-PAK     Accessory Kit:                            75        600
                                Keyboard
                                Mouse
                                Documentation
 28   EF 4272          Validation & Receipt Printer           1,100     30,800
  5   EF 4600          Multifunction Document Printer         2,725     13,625
 28   15-1196-102      EF 4272 Printer Cable 10'                 52      1,456
  5   3964-7292        FP 10 x P2 Serial Cable                   45        225
 10   TD 442303        Logitech DEXXA32 Scanner                 102      1,020


SOFTWARE:

  1   HL 128-HLC       HLCN Software 128 User                 8,000      8,000
                                                                      --------
                                                 TOTAL:               $103,564

                                                 LESS: Discount:        (6,296)
                                                                        ------

                                                 TOTAL with Discount:  $97,269